CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 8 to the Registration Statement (Form N-1A, No. 333-35677) of Wells Family of Real Estate Funds and to the use of our report dated February 7, 2003, incorporated by reference therein.





                                                /s/ ERNST & YOUNG LLP


Cincinnati, Ohio
May 14, 2003